Exhibit 24.3

POWER OF ATTORNEY

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah M. Patterson, Elizabeth Gioia, and Samuel Ramos, and each of them, his or her true and lawful attorney-infact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including all amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

Signature	Title	Date

/s/ David Jacoby	Senior Vice President and Chief Accounting Officer	January 19, 2018
David Jacoby